UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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ADAMS GOLF, INC.
(Name of Registrant as Specified in its Charter)

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Adams Golf, Inc.

2801 E. Plano Parkway

Plano, Texas 75074

May 18, 2012

Dear Stockholder:

As you know, we are holding a special meeting of stockholders of Adams Golf, Inc. (the “Company”) on May 30, 2012 at 2:00 p.m. local time, at the offices of the Company at 2801 E. Plano Parkway, Plano, Texas 75074. At the special meeting, holders of Company common stock entitled to vote will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 18, 2012, by and among Taylor Made Golf Company, Inc., a Delaware corporation (“Parent”), Apple Tree Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which it is contemplated that Merger Sub would merge with and into the Company and the Company would continue as the surviving corporation and become a wholly owned subsidiary of Parent (the “Merger”).

The additional information contained in the following proxy statement supplement is being provided in connection with our entry into a memorandum of understanding regarding the settlement of certain litigation related to the Merger Agreement. The settlement will not affect the amount of the merger consideration to be paid in the Merger. The litigation and memorandum of understanding are described more fully in the proxy statement supplement.

This document is being made publicly available on May 18, 2012 and is being mailed on or about May 22, 2012 to holders of record of Company common stock as of the close of business on May 4, 2012, who are entitled to notice of, and to vote at, the special meeting.

Our board of directors, which previously recommended that our stockholders adopt the Merger Agreement, reaffirms that recommendation and encourages stockholders to vote “FOR” the adoption of the Merger Agreement at the special meeting.

Your vote is very important regardless of the number of shares you own. We cannot complete the Merger unless a majority of the outstanding shares of our common stock that are entitled to vote at the special meeting are voted in favor of the proposal to adopt the Merger Agreement. The failure of any stockholder to vote on the proposal to adopt the Merger Agreement will have the same effect as a vote against the proposal to adopt the Merger Agreement.

Thank you in advance for your cooperation and continued support.

Sincerely,

/s/ B. H. (Barney) Adams
B.H. (Barney) Adams
Interim Chief Executive Officer and Chairman of the Board

Adams Golf, Inc.

2801 E. Plano Parkway

Plano, Texas 75074

PROXY STATEMENT SUPPLEMENT

INTRODUCTION

In connection with the settlement of a certain litigation as described in this Proxy Statement Supplement (this “Supplement”), we have agreed to make the following supplemental disclosures to the Definitive Proxy Statement on Schedule 14A we filed with the United States Securities and Exchange Commission (the “SEC”) on May 4, 2012 (the “Proxy Statement”). This Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. This Supplement is being made publicly available on May 18, 2012 and is being mailed to stockholders on or about May 22, 2012.

LITIGATION RELATED TO THE MERGER

As previously disclosed on page 38 of the Proxy Statement, since the announcement of the Merger, four putative stockholder class action lawsuits have been filed against the Company and the members of the Board of Directors in the Delaware Court of Chancery (the “Court”). By order of the Court, the four lawsuits have been consolidated into a single stockholder class action (the “Action”). The Action also names Parent and Merger Sub as additional defendants. On April 24, 2012, the plaintiffs in the Action filed a consolidated amended class action complaint, asserting generally that the members of the Board of Directors breached their fiduciary duties by, among other things, failing to maximize stockholder value in the Merger, depriving the stockholders from participating in the Company’s long-term prospects and failing to provide adequate disclosures in the Company’s April 16, 2012 Preliminary Proxy Statement on Schedule 14A, and further asserting that the Company, Parent and Merger Sub aided and abetted those alleged breaches of duty. The consolidated amended class action complaint in the Action seeks, among other relief, an order enjoining the consummation of the Merger, rescissory damages or rescission of the Merger if it is consummated, other damages in an unspecified amount, and an award of attorneys’ fees and costs of litigation. On May 18, 2012, we entered into a memorandum of understanding with the plaintiffs in the Action regarding the settlement of that action.

The Company, Parent and Merger Sub believe that the Action is without merit and vigorously deny the allegations that our directors breached their fiduciary duties. Likewise, we do not believe that any further disclosures regarding the proposed Merger are required under applicable laws other than that which has already been provided in the Proxy Statement we filed with the SEC on May 4, 2012; however, to avoid the risk of the putative stockholder class action delaying or adversely affecting the Merger and to minimize the expense of defending such action, we have agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. The settlement is not, and should not be construed as, an admission of wrongdoing or liability by any defendant. The parties considered it desirable that the action be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the settled claims.

SUPPLEMENTAL DISCLOSURES

Background of the Merger

The following supplements the discussion beginning on page 19 of the Proxy Statement.

As disclosed in the first full paragraph on page 20 of the Proxy Statement, Morgan Stanley approached over 40 potential acquirors of the Company, several of whom, including adidas AG, entered into confidentiality and non-disclosure agreements with the Company and received non-public information regarding the Company. In total, 41 potential acquirors, consisting of 12 financial sponsors and 29 potential strategic partners, were approached by Morgan Stanley during this stage of the process. We entered into five confidentiality and non-disclosure agreements with certain of these potential acquirors (three with financial sponsors and two with strategic partners). As disclosed in the Proxy Statement, adidas AG was the only party prepared to continue to the next stage of the process.

As disclosed in the third full paragraph on page 20 of the Proxy Statement, the Board formed a special committee (the “Strategic Alternatives Negotiation Committee”), consisting of Mr. Russell Fleischer, to work directly with Morgan Stanley and with Haynes and Boone, LLP, the Company’s outside counsel, to negotiate with any potential bidders and to recommend a strategic alternative to the entire Board. The Board appointed Mr. Fleischer to serve in this role because of his extensive prior experience with merger and acquisition transactions and because it would be efficient to have one qualified Board member to work with outside counsel to negotiate an agreement in the event of any transaction.

Opinion of Morgan Stanley & Co. LLC

The following supplements the discussion of Relative Trading Performance beginning on page 26 of the Proxy Statement.

As disclosed in the first paragraph on page 27 of the Proxy Statement, Morgan Stanley reviewed and analyzed historical LTM EBITDA Multiples implied by aggregate value (defined as market capitalization, plus consolidated total debt, plus minority interests, if any, plus preferred stock outstanding, if any, and less consolidated total cash and cash equivalents) for the Company and for certain other companies. The other companies reviewed were public companies in the sporting goods sector that Morgan Stanley judged to be comparable with the Company.

As disclosed in the second paragraph on page 27 of the Proxy Statement, Morgan Stanley observed that while the Common Stock had generally been valued at LTM EBITDA Multiples implied by aggregate value of between 5.0 and 7.0, the comparable companies were generally valued at LTM EBITDA Multiples of between 6.5 and 9.0. Morgan Stanley’s analysis was based on LTM EBITDA Multiples as of March 2012. The peer companies used in this analysis include Amer Sports Corporation, Bauer Performance Sports Limited, Callaway Golf Co., Jarden Corporation, Johnson Outdoor Inc., Mizuno Corp. and Shimano Inc.

The following supplements the discussion of Analysis of Precedent Transactions beginning on page 27 of the Proxy Statement.

Morgan Stanley also reviewed the LTM EBITDA Multiples implied by the consideration paid in selected precedent transactions involving private targets in the sporting goods equipment industry, which were judged by Morgan Stanley to be comparable to the Merger. Morgan Stanley observed that such precedent transactions generally demonstrated LTM EBITDA Multiples in a range from 7.0 to 10.0. Morgan Stanley noted that the implied LTM EBITDA Multiple of the consideration of $10.80 per share was 8.9.

The following supplements the discussion of Discounted Cash Flow Analysis beginning on page 28 of the Proxy Statement.

As disclosed in the second paragraph on page 28 of the Proxy Statement, Morgan Stanley calculated the net present value of estimated free cash flows for the Company for 3.75-year and 4.75-year periods. The calculations were made on a forward-looking basis from the conclusion of the first quarter of 2012, with the terminal year immediately following the conclusion of such periods. As disclosed in the same paragraph of the Proxy Statement, these cash flows were discounted to present values using a discount rate of 9.4%. Morgan Stanley also reviewed the present values using discount rates of 8.4% and 10.4% to show the sensitivity of the present value to changes in the discount rate. Such discount rates were selected based on the Company’s weighted average cost of capital, which was determined by calculating the Company’s cost of equity using the capital asset pricing model. The Company’s weighted average cost of capital was determined by calculating the Company’s cost of equity because the Company had no outstanding long-term debt. The application of this series of discount rates produced a variety of present value estimates, ranging from approximately $10.11 to $15.08.

As disclosed in the third paragraph on page 28 of the Proxy Statement, Morgan Stanley observed that the range of implied present value per share suggested by a discount rate of 9.4% was approximately $10.35 to $14.58. As disclosed in the same paragraph of the Proxy Statement, Morgan Stanley noted that the consideration per share to be received by the holders of the Common Stock pursuant to the Merger Agreement is $10.80 per share.

The following supplements the discussion of General beginning on page 28 of the Proxy Statement.

As disclosed in the fourth paragraph on page 29 of the Proxy Statement, under the terms of its engagement letter, Morgan Stanley provided the Company financial advisory services and a financial opinion in connection with the Merger, and the Company has agreed to pay Morgan Stanley an aggregate fee of approximately $2,250,000, $250,000 of which was a non-refundable fee paid upfront and the remaining portion of which is contingent on consummation of the Merger and equal to 2.5% of the value of the transaction, plus a potential discretionary fee based upon the outcome achieved, determined at the sole discretion of the Company based on its assessment of Morgan Stanley’s contribution to the overall outcome of the transaction. As disclosed in the Proxy Statement, the Company has not made a final determination as to whether it will pay any amount of such discretionary fee. The portion of the fee that is contingent on consummation of the Merger will in no event be less than $2,000,000, with the nonrefundable $250,000 that was previously paid by the Company being credited towards such contingent portion of the fee.

Interests of Adams Golf Directors and Executive Officers in the Merger

The following supplements the discussion beginning on page 32 of the Proxy Statement.

As disclosed in the fifth paragraph on page 32 of the Proxy Statement, our directors and executive officers own shares of Common Stock and will receive the same cash consideration per share on the same terms and conditions as the other stockholders of the Company in the Merger. As further disclosed in the Proxy Statement, our directors and executive officers, as well as Mr. Brewer, our former Chief Executive Officer, hold shares of restricted stock that will vest prior to the Effective Time and such formerly unvested Restricted Stock Shares will be treated in the same manner as the other outstanding shares of Common Stock in connection with the Merger. The number of unvested shares of restricted stock owned by our directors and executive officers is disclosed on pages 34 and 58-59 of the Proxy Statement, and the following table summarizes those shareholdings and the aggregate amount payable for those shares in connection with the Merger:

Name	No. of Shares Underlying Unvested Restricted Stock Awards	Aggregate Amount Payable for Shares Underlying Unvested Restricted Stock Awards

Oliver G. (Chip) Brewer III	75,000	$810,000

Pamela J. High	50,000	$540,000

Russell L. Fleischer	7,500	$81,000

John M. Gregory	7,500	$81,000

Joseph R. Gregory	7,500	$81,000

Mark R. Mulvoy	7,500	$81,000

Robert D. Rogers	7,500	$81,000

CAUTIONARY STATEMENTS CONCERNING

FORWARD-LOOKING INFORMATION

This Supplement and the documents to which we refer you in this Supplement include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included or incorporated by reference in this Supplement and statements using words such as “believes,” “estimates,” “anticipates,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should” or “would” or other similar words or phrases are forward-looking statements. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this Supplement or elsewhere. In addition to other factors and matters contained or incorporated in this Supplement, these statements are subject to risks, uncertainties and other factors, including, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement that could require us to pay an approximately $3,546,172 termination fee;

•	the outcome of any legal proceedings that have been or may be instituted against Adams Golf and others relating to the Merger Agreement;

•	the timing of the completion of the Merger, including any regulatory or other conditions associated therewith;

•	the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the Merger;

•	the failure of the Merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	the effect of the announcement of the Merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees;

•	the ability to recognize the benefits of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger; and

•

other risks detailed in our current filings with the SEC, including our most recent filings on Forms 8-K, 10-Q, 10-K and 10-K/A, including but not limited to, the risks detailed in the sections entitled “Risk Factors.”

Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this Supplement represent our views as of the date of this Supplement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

IMPORTANT INFORMATION

In connection with the proposed Merger, on May 4, 2012, we filed the Proxy Statement and other relevant materials with the SEC. The Proxy Statement has been mailed to stockholders of record of the Company as of May 4, 2012. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain a copy of the Proxy Statement and other documents filed by us free of charge from the SEC’s website, www.sec.gov. You also may obtain free copies of the documents Adams Golf files with the SEC by going to the “Investors Relations” section of our website at www.adamsgolf.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this Supplement, and therefore is not incorporated by reference.

This document may be deemed to be solicitation material in respect of the proposed Merger. The Company and our directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Additional information regarding the interests of such participants is included in the Proxy Statement.